UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of July 1, 2025, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on July 23, 2025) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of July 1, 2025 (number of shares finalized on July 23, 2025)	6,365,077	$156,606,991

Item 7.01.	Regulation FD Disclosures

July 2025 Distributions

On July 23, 2025, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0178	$0.1822
Class D Common Shares	$0.1800	$0.0200	$0.0052	$0.1948

The distributions for each class of Shares are payable to shareholders of record as of the open of business on July 31, 2025 and will be paid on or around August 27, 2025. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On June 23, 2025, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of the open of business on July 31, 2025, August 29, 2025 and September 30, 2025, on or around August 27, 2025, September 26, 2025 and October 28, 2025, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of June 30, 2025, unless otherwise noted)

For the month ended June 30, 2025, the Fund’s net asset value (“NAV”) per share was $24.60, compared to $24.64 as of May 31, 2025. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through June 30, 2025 for Class I Common Shares were 0.66%, 2.28%, 3.89%, 8.83%, 12.23% and 8.69%, respectively (inception date was January 7, 2022).1 As of July 23, 2025, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on July 23, 2025 and the special distribution announced on June 23, 2025, was 9.75%.2

During the first half of 2025, ADS originated approximately $5.1 billion of private debt investments, with a focus on large cap issuers. The Fund’s new directly originated investments had a weighted average spread of 498 basis points. During the first half of 2025, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 97% were floating rate.

As of June 30, 2025, our portfolio was approximately $19.9 billion based on fair market value across 365 portfolio companies and 54 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 96% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $280 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 40%, 9.34%,4 4.8x, and 2.4x, respectively.5 As of June 30, 2025, there were 5 issuers on non-accrual status, which represented approximately 0.2% of the overall portfolio based on fair market value.

As of June 30, 2025, the Fund’s net leverage ratio was 0.49x,6 and we had approximately $2.2 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Eagle Railcar Services

In June 2025, Apollo was agent and led a $670 million transaction for Eagle Railcar Services (“Eagle Railcar”) as part of an LBO financing. Apollo was able to lead the transaction due to its strong relationship with the sponsor. Eagle Railcar is the largest independent railcar repair network in the US focused on servicing tank railcars. ADS participated in the transaction alongside other Apollo-managed investment funds.

Crunch Fitness

In June 2025, Apollo participated in a $510 million transaction for Crunch Fitness (“Crunch Fitness”) as part of an LBO financing. Apollo was able to participate as one of the largest lenders due to its strong relationship with the sponsor. Crunch Fitness is a gym franchisor and gym owner with clubs based in the U.S. across 42 states and with locations across Canada, Australia, Spain, Portugal, and Costa Rica. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 0.59%, 2.06%, 3.46%, 7.91%, 11.29%, and 7.78% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through June 30, 2025 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -2.91%, -1.49%, -0.14%, 4.16%, 10.01%, and 6.65% for the 1-month, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through June 30, 2025 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns 0.64%, 2.22%, 3.76%, 8.56%, and 11.95% for the 1-month, 3-month, year-to-date, 1-year and annualized inception-to-date periods through June 30, 2025 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -0.86%, 0.69%, 2.22%, 6.94%, and 11.41% for the 1-month, 3-month, year-to-date, 1-year, and annualized inception-to-date periods through June 30, 2025 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of July 23, 2025, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on July 23, 2025 and the special distribution announced on June 23, 2025 was 8.89% for Class S Common Shares and 9.50% for Class D Common Shares. The annualized distribution rate, including the distribution declared on July 23, 2025 and excluding the special distribution announced on June 23, 2025, is 8.78% for Class I Common Shares, 7.91% for Class S Common Shares and 8.53% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.
5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of June 30, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of June 30, 2025
Class I Common Shares	$24.60
Class S Common Shares	$24.60
Class D Common Shares	$24.60

As of June 30, 2025, the Fund’s aggregate NAV was $13.1 billion, the fair value of its investment portfolio was approximately $19.9 billion and it had approximately $7.1 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.54x. The Fund’s net leverage ratio as of June 30, 2025 was approximately 0.49x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	151,068,420	$3,712,927,675
Class S Common Shares	106,095,829	$2,609,164,226
Class D Common Shares	1,205,736	$29,650,710
Private Offering:
Class I Common Shares	301,425,587	$7,449,038,950
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	559,795,571	$13,800,781,560

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: July 23, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary